Exhibit 99.1

Actelis Networks Completes Delivery of Significant FAA Air Traffic Control Infrastructure Modernization Order

Company Successfully Delivered the products for Deployment of Cyber-Hardened Networking Solutions Under FAA’s Multi-Billion Dollar Modernization Initiative

FREMONT, Calif., January 15, 2026 -- Actelis Networks, Inc. (NASDAQ: ASNS) (“Actelis” or the “Company”), a market leader in cyber-hardened, rapid-deployment networking solutions for IoT and broadband applications, today announced the successful completion of delivery of its approximately $0.5 million order from the Federal Aviation Administration (the “FAA”), originally announced in September 2025.

The delivery, which was completed in the fourth quarter of 2025, provided advanced hybrid-fiber networking solutions for critical air traffic control infrastructure across FAA facilities. The order was part of the FAA’s broader modernization initiative following Congress’s approval of $12.5 billion in dedicated funding through the Trump Administration’s infrastructure legislation signed in July 2025.1 With delivery completed, this order is expected to contribute meaningfully to the Company’s fourth quarter financial results.

Actelis’ solution enabled the FAA to achieve immediate infrastructure upgrades without the extensive downtime, construction delays, and costs associated with traditional fiber-only deployments. The Company’s MACsec-encrypted networking technology delivered fiber-grade connectivity and military-level cybersecurity across existing copper, coaxial, and fiber infrastructure, meeting the stringent security requirements mandated for federal aviation operations.

“Successfully completing this FAA order delivery demonstrates Actelis’ ability to meet the demanding requirements of mission-critical federal infrastructure projects,” said Tuvia Barlev, Chairman and CEO of Actelis Networks. “It has been encouraging to see the Actelis team execute on an order of this significance with the level of performance required by the FAA. This successful deployment reinforces our position as a trusted provider for federal infrastructure modernization and establishes a foundation for potential additional phases as the FAA continues implementing its comprehensive air traffic control system upgrades.”

The Company’s established track record with the FAA, dating back to 2020, and its proven ability to deliver rapid, secure infrastructure modernization position Actelis well to support the ongoing multi-year, multi-billion-dollar transformation of America’s aviation infrastructure. Recent aviation communication disruptions at major airports have further underscored the critical importance of reliable, cyber-secure networking infrastructure in supporting the safe and efficient management of the nation’s airspace.

1	https://www.flightglobal.com/aerospace/us-congress-passes-bill-providing-faa-125bn-for-air-traffic-control-overhaul/163662.article

About Actelis Networks, Inc.

Actelis Networks, Inc. (NASDAQ: ASNS) is a market leader in hybrid fiber, cyber-hardened networking solutions for rapid deployment in wide-area IoT applications, including government, ITS, military, utility, rail, telecom, and campus networks. Actelis’ innovative portfolio offers fiber-grade performance with the flexibility and cost-efficiency of hybrid fiber-copper networks. Through its “Cyber Aware Networking” initiative, Actelis also provides AI-based cyber monitoring and protection for all edge devices, enhancing network security and resilience. For more information, please visit www.actelis.com.

Forward-looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project,” “looking forward,” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results to differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Investor Relations Contact
Arx Investor Relations
North American Equities Desk
actelis@arxhq.com